Exhibit 10.19

LEASE AMENDMENT

Clause 1.3 Term provision hereby to be adjusted as following:

Lease should be 5 years term and 5 years option. The basic rent on option to be Adjusted by CPI.

Executed at March 22, 07	Date Mar. 22/07

By Lessor	By Lessee

/s/ Sam Eshaghian	/s/ Sam Lim
Sam Eshaghian	Sam Lim
American Central Plaza	American Apparel